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EXHIBIT 3.1           RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                    RPC, INC.

FIRST.  The name of this corporation is RPC, Inc.

SECOND. Its registered office in the State of Delaware is located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent, and the name of its registered agent at such address in charge thereof is The Prentice-Hall Corporation System, Inc.

THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried out are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

         To carry on business in the United States or elsewhere as consignees, factors, agents, commission merchants or merchants to buy, sell, manipulate and deal in at wholesale or retail, drilling muds, chemicals, cements, and/or other additives used by or in connection with the business of exploring, mining, drilling for oil, gas, sulphur, liquid and gaseous hydrocarbons and other minerals. To purchase, acquire, or dispose of, construct, lease, maintain and operate in this state and elsewhere, factories, plants, machinery, equipment, supplies, warehouses, trucks, tugs, barges, ships, or marsh equipment which may be necessary, convenient or incidental to engage in the business of oil field drilling.

         To engage in the general manufacturing (or contracting) business and especially the business of designing, building and erecting barges, boats, tugs, ships, or vessels, marsh equipment, including but not limited to marsh buggies, sleds, tractors, and plows; to engage in the general building business and to obtain, buy, sell, lease or otherwise deal in patents, patent rights, equipment, engines, and machinery of all kinds; to acquire, purchase, construct, manufacture, fabricate, process and prepare in any fashion whatsoever all of the above named or any other buildings, machines, machinery, equipment, in any and all manners, methods or ways whatsoever, whether now in existence or hereafter conceived, patented, developed or devised.

         To search for, explore, mine, drill and otherwise seek oil, gas, sulphur, liquid and gaseous hydrocarbons and other minerals in any manner whatsoever, either for its own account as owners, mineral owners or lessees, or for the account of others under contracts or otherwise, and generally to do all and everything necessary, desirable or proper in connection with the exploration for or production of oil, gas and other minerals.

         To purchase, construct, devise, maintain, operate, lease, lend or borrow oil and gas well machinery, equipment, rigs, derricks, barges, dredges, boats, mining machinery and equipment of any nature or kind, whether now in existence or hereafter devised, designed or invented;

         To refine, distill, and otherwise process oil, gas and all other minerals in any fashion whatsoever, either by contract or by construction, operation and maintenance of refineries, distilling units or other plants, factories or methods, whether now in existence or hereafter conceived, developed, patented or devised.

         To engage in the leasing, rental, handling and servicing of pipe, equipment and tools used by drilling contractors and oil and gas companies, and in connection therewith, to invent, design, develop, exploit, improve, alter, manufacture, fabricate, assemble, install, repair, service, maintain, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, receive, obtain, hold, grant, assign, and transfer contracts, selling rights, licensing arrangements, options, franchises, and other rights, in respect of, and generally deal in and with, at wholesale and retail, as


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agent, representative, broker, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, and without limiting the generality of the foregoing, oil field, pipe line and refinery tools, dies, instruments, machinery, appliances, devices, accessories, and related and unrelated products and objects of all kinds, together with the components thereof, and machines, facilities, devices, supplies and equipment for fabricating, preparing, sharpening, repairing, altering, and producing oil field, pipe line and refinery tools, dies, instruments, machinery, appliances, devises, accessories, and related and unrelated products and objects of all kinds.

         To engage in and conduct the business of swabbing, to remove fluids and solids from well bores to stimulate the natural flow of oil and to provide related services necessary or appropriate to the general business of the corporation.

         To engage in the oil service industry generally and to work with all materials, machinery, implements and articles necessary or appropriate thereto.

         To purchase, take, own, hold, deal in, mortgage or otherwise lien and to lease, sell, exchange, convey, transfer or in any manner whatsoever dispose of real property, within or without the State of Delaware.

         To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Delaware.

         To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

         To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

         To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

         To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.

         To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

         To purchase, hold, sell and transfer the shares of its capital stock.

         To engage in any business or transaction permitted by the General Corporation Law of Delaware.



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         To have one or more offices and to conduct any and all of its operations and business and to promote its objects, within or without the State of Delaware, without restriction as to place or amount.

         To carry on any other business in connection therewith.

         To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.

         The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

         The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Delaware.

FOURTH. The total number of shares of stock which this corporation shall have authority to issue is Eighty Million (80,000,000) shares, divided into two (2) classes, namely, Preferred Stock and Common Stock. This corporation is authorized to issue One Million (1,000,000) shares of Ten Cents ($0.10) par value Preferred Stock, and Seventy-Nine Million (79,000,000) shares of Ten Cents ($0.10) par value Common Stock.

         There is hereby expressly granted to the board of directors of the corporation the power and authority to issue the Preferred Stock as a class without series, or if so determined from time to time, in one or more series, and to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of the class of the Preferred Stock or of one or more series thereof and the qualifications, limitations or restrictions thereof with respect to the Preferred Stock authorized herein in a resolution or resolutions adopted by the board of directors providing for the issue of said stock. The holders of Preferred Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the corporation whether now or hereafter authorized.

         The board of directors is further authorized to provide that the Preferred Stock, when issued, may be convertible into or exchangeable for shares of any other class or classes of stock of the corporation or of any series of the same at such price or prices or rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the board of directors as hereinabove provided.

         Each and every resolution adopted by the board of directors providing for the issuance of the Preferred Stock as a class or in series within such class from time to time shall be, under certificate of the proper officers of the corporation, filed with the Secretary of State of Delaware and a certified copy thereof shall be recorded in the same manner as certificates of incorporation are required to be filed and recorded.

         No holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever.

FIFTH. The minimum amount of capital with which the Corporation will commence business is one thousand dollars ($1,000).

SIXTH. This corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized:



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         To make, alter, amend and repeal the bylaws;

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve; to authorize and cause to be executed mortgages and liens upon the property and franchises of this corporation;

         To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of one or more directors, which committees, to the extent provided in such resolution or in the bylaws of the corporation, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

         From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

         To sell, lease or exchange all of its property and assets, including its good-will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose.

         This corporation may in its bylaws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

NINTH. If the bylaws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute) outside of the State of Delaware at such places as may from time to time be designated by the bylaws or by resolution of the directors.

TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

ELEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders shall be taken only at such a meeting and shall not be taken by the written consent of stockholders in lieu of a meeting.

TWELFTH. (1) For purposes of this Article, the following terms shall have the following meanings:

         (a) Acquiring Entity means any corporation, person, group, firm, trust, partnership or other entity, or any parent, subsidiary or other affiliate of such entity, which is the beneficial owner, directly or indirectly, of 20% or more of this corporation's outstanding voting securities (taken together as a single class) and which first becomes a beneficial owner of 20% or more of such securities after August 1, 1984. Any corporation, person, group, firm, trust, partnership or other entity will be deemed to be the beneficial owner of any voting securities of this corporation:

                  (i) which it owns directly, whether or not of record,

                  (ii) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise,



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                  (iii) which are beneficially owned, directly or indirectly
(including shares deemed to be owned through application of clause (ii) above), by any `affiliate' or `associate' as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1984, or

                  (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person, group, firm, trust, partnership or other entity with which it or any of its subsidiaries, `affiliates' or `associates' has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of this corporation's voting securities.

         For the purpose of this Article FOURTEENTH, in determining whether a corporation, person, group, firm, trust, partnership or other entity owns beneficially, directly or indirectly, 20% or more of this corporation's outstanding voting securities, this corporation's outstanding voting securities will be deemed to include any voting securities that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person, group, firm, trust, partnership or other entity pursuant to the foregoing provisions of this paragraph 1 notwithstanding the inability of such entity to vote such shares.

         (b) Continuing Director' means any member of the Board of Directors of this corporation who is unaffiliated with the Acquiring Entity and who was a member of the Board of Directors of the Corporation prior to the time that the Acquiring Entity became an Acquiring Entity, and any successor of a Continuing Director who is unaffiliated with the Acquiring Entity and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of this corporation.

         (c) Special Business Combination' means:

                  (i) any merger or consolidation of this corporation with or into an Acquiring Entity;

                  (ii) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of this corporation to an Acquiring Entity;

                  (iii) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) by an Acquiring Entity to this corporation or any subsidiary of this corporation of any assets (except assets having an aggregate fair market value at the time of such transaction of less than $10,000,000) in exchange for any voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) of this corporation or any subsidiary of this corporation; or

                  (iv) any reclassification of securities, reverse stock split or combination of shares, recapitalization or other transaction designed to decrease the number of holders of this corporation's voting securities remaining after any other corporation, person, group, firm, trust, partnership or other entity has become an Acquiring Entity. Notwithstanding the foregoing, any transaction which would otherwise constitute a Special Business Combination shall not constitute a Special Business Combination if the conditions specified in subsection (x) or subsection (y) of this paragraph 1(c) are satisfied:

         (x) a majority of the Continuing Directors approve the transaction, provided that this condition (x) shall not be capable of satisfaction unless there is at least one Continuing Director; or

         (y)      the transaction

                  (i) does not change any voting security holder's percentage ownership of voting securities in any successor to this corporation from the percentage of voting securities beneficially owned by such holder in this corporation; and



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                  (ii) provides that the provisions of this Article, without any amendment, change, alteration or deletion, will apply to any successor to this corporation; and

                  (iii) does not transfer all or substantially all of this corporation's assets, other than to a wholly owned subsidiary of this corporation.

         (2) No Special Business Combination shall be effected unless it is approved at a meeting of this corporation's stockholders called for that purpose. The presence in person or by proxy of the holders of at least 80% of the outstanding voting securities of this corporation entitled to vote at such meeting shall be required to constitute a quorum at any such meeting. The affirmative vote of the holders of at least 75% of the outstanding voting securities of this corporation entitled to vote at such meeting shall be required for approval of any such Special Business Combination.

         (3) The quorum and affirmative vote required by this Article will be in addition to any vote of this corporation's security holders otherwise required by law, this Certificate of Incorporation, a resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors or any agreement between this corporation and any national securities exchange.

         (4) No amendment, alteration, change or repeal of any provision of this Article may be effected unless it is approved at a meeting of this corporation's stockholders called for that purpose. The presence in person or by proxy of the holders of at least 80% of the outstanding voting securities of this corporation entitled to vote at such meeting shall be required to constitute a quorum at any such meeting. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the outstanding voting securities entitled to vote at such meeting shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this Article.

THIRTEENTH. A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of this corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, the undersigned executes this Certificate of Incorporation this ____ day of ____________, 2000.





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